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Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-100144) of International Dispensing Corporation of our report dated March 17, 2003, except for Note 17 as to which the date is march 31, 2003, with respect to the financial statements of International Dispensing Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.


                                                   /s/ Ernst & Young LLP

Baltimore, Maryland
March 17, 2003


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